           THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT IN THE LIMITED
            CIRCUMSTANCES SET FORTH HEREIN OR WITH THE PRIOR WRITTEN
                             CONSENT OF THE COMPANY


                          COMMON STOCK PURCHASE WARRANT

                               for the purchase of

                                  COMMON STOCK

                                       of

                                 VIEW TECH, INC.

                            (a Delaware corporation)

                       Original Issue Date: April 24, 2000


         VIEW TECH, INC., a Delaware corporation (the "Company"), for good and valuable consideration received, hereby certifies that ___________, a(n) ____________ with a place of business at __________________________________ or registered assigns permitted hereunder (the "Holder"), is entitled to purchase from the Company, at any time or from time to time during the Warrant Exercise Period (as hereinafter defined), that number of shares of the Company's Common Stock, $.0001 par value per share ("Common Stock"), as shall be equal to the Warrant Number (as hereinafter defined), at that price per share of Common Stock as shall be equal to the Purchase Price (as hereinafter defined).

1.       Definitions.  For the purposes of this Warrant:

         "Fair Market Value" means the average of the closing sale prices (if listed on a stock exchange or quoted on the Nasdaq National Market System or any successor thereto), or the average of the mean between the closing bid and asked prices (if quoted on NASDAQ or otherwise publicly traded), of the Common Stock on each of the three trading days prior to the date of exercise. If the Common Stock is not listed or admitted for trading on any national securities exchange or quoted on NASDAQ, then the Fair Market Value of one share of Common Stock shall be equal to the fair market value of the entire capital equity of the Company taken as a whole, divided by the number of shares of Common Stock (on a fully diluted basis) then issued (or deemed issued) and outstanding, without premium for control and without discount for minority interest or restriction on transfer, as determined by the Company's Board of Directors in good faith and set forth in writing to Holder within ten (10) days after the occurrence of the event which requires the valuation

         "Holder" means Holder as defined above and any transferee or assignee of Holder.

         "Purchase Price" means $6.00, subject to automatic adjustment from time to time in accordance with Section 3.

         "Termination Date" is defined in Section 7.

         "Warrant" means the Warrant originally issued to Holder on the original issue date or any new warrant issued to Holder pursuant to Section 2(d)(ii) hereof or replacement warrant issued to Holder pursuant to Section 9 hereof.

         "Warrant Exercise Period" means the period commencing with the original issue date of this Warrant and ending on the Termination Date.

         "Warrant Number" means, initially, ________ shares of Common Stock, subject to automatic adjustment from time to time in accordance with Section 3.

2.       Exercise.

         (a) This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A, duly executed by such Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by bank or certified check in lawful money of the United States, of the aggregate Purchase Price payable in respect of the total number of shares of Common Stock purchased upon such exercise.

         (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this warrant shall have been surrendered to the Company as provided in Subsection 2(a) above. At such time, the person or persons in whose name or names any certificates for or other instruments evidencing shares of Common Stock shall be issuable upon such exercise as provided in Subsection 2(d) below shall be deemed to have become the holder or holders of record of the Common Stock represented by such certificates or other instruments.

         (c) (i) The Holder may, at his, her or its sole option, and in lieu of paying the Purchase Price pursuant to Subsection 2(a) hereof, exchange this Warrant in whole or in part for a number of shares of Common Stock as determined below. Such shares of Common Stock shall be issued by the Company to the Holder without payment by the Holder of any other exercise price or any cash or other consideration. The number of shares of Common Stock to be so issued to the Holder shall be equal to the quotient obtained by dividing (A) the Surrendered Value (as defined below) on the date of surrender of this Warrant pursuant to Subsection 2(a), by (B) the Fair Market Value on the exchange date of one share of Common Stock.

               (ii) For the purposes of this Subsection 2(c), the "Surrendered Value" of a portion of this Warrant on a given date shall be deemed to be the excess of (A) the aggregate Fair Market Value on such date of the total number of shares of Common Stock otherwise issuable upon exercise of such portion of the Warrant, over (B) the aggregate Purchase Price of such total number of shares of Common Stock.

         (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

               (i) a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional shares to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the Warrant Number minus the number of such shares of Common Stock purchased by the Holder upon such exercise.

3.       Adjustments; Fractional Securities.

         (a) If, at any time and from time to time after the original issue date of this Warrant, the outstanding Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be immediately and automatically proportionately and equitably reduced. If, at any time after the original issue date of this Warrant, the outstanding Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination, be immediately and automatically proportionately and equitably increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the maximum number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) If, at any time and from time to time after the original issue date of this Warrant, there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided in

Subsection 3(a) above), or any consolidation or merger of the Company with or into another person or entity, or a sale, license or transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution, then, as part of any such reorganization, reclassification, consolidation, merger, sale, license or other transfer, or liquidating distribution, lawful provision shall be made so that the Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such event, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of this Warrant such that the provisions set forth in Section 3 (including provisions with respect to adjustments of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

         (c) If the Company shall, at any time and from time to time after the original issue date of this Warrant, issue or sell any shares of its Common Stock without consideration or for a consideration per share which is less than
(x) the Fair Market Value in effect immediately prior to such issue or sale, if shares of Common Stock are then listed on a national securities exchange or the NASDAQ National Market System, or (y) the Purchase Price in effect immediately prior to such issue or sale if shares of Common Stock are not then so listed (a "Dilutive Issuance"), then, and in each such case, the Purchase Price shall be lowered to a price determined by dividing (i) the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by the Purchase Price in effect immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of this Section 3(c):

               (i) the issuance or sale of any warrants, options, or other subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options, or any rights with respect to such convertible or exchangeable securities) shall be deemed a Dilutive Issuance at the time of such issuance or sale if the Net Consideration Per Share (defined below) to be received by the Company for such Common Stock (as hereinafter determined) shall be less than the Purchase Price at the time of such issuance or sale and, except as hereinafter provided, an adjustment in the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made upon each such issuance or sale in the manner provided in this
Section 3(c). Any obligation, agreement or undertaking to issue or sell warrants, options, or other subscription or purchase rights at any time in the future shall be deemed to be an issuance or sale at the time such obligation, agreement, or undertaking is made or arises.

No adjustment of the Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be made under this Section 3(c) upon the issuance or sale of any shares of Common Stock that are issued or sold pursuant to the exercise of any warrants, options, or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance or sale of any such warrants, options, or other rights or upon the issuance or sale of any convertible securities (or upon the issuance or sale of any warrants, options, or any rights therefor) as above provided. For purposes of this Section 3(c)(i), the "Net Consideration Per Share" to be received by the Company shall be determined as follows: (A) the "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance or sale of such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be outstanding if all such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted; (B) the "Net Consideration Per Share" to be received by the Company shall be determined in each instance as of the date of issuance or sale of warrants, options, subscriptions, or other purchase rights, or convertible or exchangeable securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible securities;

               (ii) If a part or all of the consideration received by the Company in connection with the issuance or sale of shares of the Common Stock or the issuance or sale of any of the securities described in this Section 3(c) consists of property other than cash, such consideration shall be deemed to have the same value as shall be determined in good faith by the Board of Directors of the Company; and

               (iii) All shares of Common Stock issuable upon the exercise and/or conversion of all outstanding warrants (including this Warrant), options and convertible securities shall be deemed to be outstanding.

         (d) In any case in which this Section 3 shall require that any adjustment in the number of shares of Common Stock or other securities or property for which this Warrant may be exercised be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the Holder with respect to the exercise of this Warrant after that record date the Common Stock and other property, if any, issuable upon exercise over and above the Common Stock and other property, if any, issuable upon exercise of this Warrant as in effect prior to such adjustment; provided, however, that, upon request, the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares or property upon the occurrence of the event requiring such adjustment.

         (e) When any adjustment is required to be made in the Purchase Price or the Warrant Number, the Company shall promptly mail to the Holder a certificate setting forth the Purchase Price and the Warrant Number after such adjustment, and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Subsections 3(a), (b) or (c) above.

         (f) The Company shall not be required, upon the exercise of this Warrant, to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value of the Common Stock at the time of exercise.

4. Limitation on Sale, etc. The Holder, and each subsequent holder of this Warrant, if any, acknowledges that this Warrant and the underlying shares of Common Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Common Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such underlying shares of Common Stock and registration or qualification of this Warrant or such underlying shares of Common Stock under any applicable Blue Sky or state securities laws then in effect, or (b) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

         Without limiting the generality of the foregoing, unless the offering and sale of the Common Stock to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the registered Holder shall have executed an investment representation letter in form and substance reasonably satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the registered Holder shall be bound by the provisions of a legend to such effect on the certificate(s) representing the Common Stock.

         In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Common Stock hereunder until completion of any action or obtaining of any consent which the Company deems necessary under applicable law (including, without limitation, state securities or Blue Sky laws), provided, that the Company shall use all reasonable efforts in good faith to diligently pursue completion of such action or the receipt of such consent.

5.       Notices of Record Date, etc.  In case:

         (a) the Company shall take a record of the holders of Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive an right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of the Company, any reclassification of the stock of the Company, any consolidation or merger of the Company with or into another person or entity, or any sale, license or other transfer of all or substantially all of the assets of the Company, or

         (c) of the voluntary or involuntary bankruptcy, dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such event is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the happening of such event. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in the notice, provided that the failure to so mail such notice shall not affect the legality or validity of any such action.

6.       Representations, Warranties and Covenants of Company.

         (a) Organization and Good Standing. The Company is duly organized and existing as a corporation in good standing in the State of Delaware and is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary. The Company has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         (b) Authorization, The execution, delivery and performance by the Company of this Warrant, and the issuance and sale by the Company of Common Stock hereunder (a) are within the Company's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of, or the creation of any lien upon any of the property of the Company or require any consent or approval pursuant to its Certificate of Incorporation, as amended, or by-laws, as amended, or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to the Company.

         (c) Enforceability. The execution, delivery and performance by the Company of this Warrant, and the issuance and sale by the Company of Common Stock hereunder, will result in legally binding obligations of the Company, enforceable against the

Company in accordance with the respective terms and provisions hereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, and (b) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (d) Governmental Approvals. The execution, delivery and performance by the Company of this Warrant, and the issuance and sale of Common Stock hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

         (e) Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares, consisting of 20,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of the original issue date of this Warrant, there are 7,897,885 shares of Common Stock outstanding, and no shares of preferred stock outstanding; and there are 1,752,771 shares of Common Stock issuable upon exercise of options, warrants and other rights to purchase or subscribe for Common Stock, and no shares of Common Stock issuable upon the conversion of or in exchange for securities which by their terms are convertible into or exchangeable for shares of Common Stock.

         (f) Validity of Shares. All shares of Common Stock or other securities which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

         (g) Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of shares of Common Stock, other securities and other property as from time to time shall be issuable upon the exercise of this Warrant.

         (h) No Impairment. The Company will not, by amendment of its Certificate or Incorporation or by-laws or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (other than upon exercise of this Warrant), or sale of assets or by any other act or deed, avoid or seek to avoid the material performance or observance of any of the covenants, stipulations or conditions in the Warrant to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Warrant in a reasonable manner and in the taking of all other action which may be necessary in order to protect the rights hereunder of the Holder of this Warrant.

         (i) Office. The Company will maintain an office where presentations and demand to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to the Holder, at the address of the Holder appearing on the books of the Company, of each change in the location of such office.

         (j) No Senior Lender Registration Rights. None of the Senior Lenders, as defined in that certain Loan and Security Agreement of even date herewith among the Company, Holder and the other parties thereto (the "Loan Agreement") has any contractual or other right to cause the Company to register any shares of Common Stock beneficially owned by it, or shares of Common Stock issuable upon the exercise, conversion or exchange of any securities (including without limitation debt securities and other evidences of indebtedness) beneficially owned by it, or any other securities beneficially owned by it, whether for original issuance to such Senior Lender or resale by it, under the Act or any state securities law, or to demand that the Company register any such shares or securities under such Act or law, or to cause the Company to, or demand that the Company, include any such shares or securities in any registration by the Company for its own account or for the account of others.

         (k) Rule 144 Reporting. With a view to making available to Holder the benefits of certain rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") which may permit the sale of Common Stock to the public without registration, the Company agrees at all times to (i) make and keep public information available, as those terms are understood and defined in Rule 144, as amended, under the Act; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder; and (iii) so long as Holder owns this Warrant or any shares of Common Stock or other securities issuable upon the exercise hereof, to furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as Holder may reasonably request in complying with any rule or regulation of the SEC allowing Holder to sell any such securities without registration.

         (l) Listing of Shares. The Company shall cause the shares of Common Stock issuable upon exercise of this Warrant to be included for listing or quotation or admitted for trading on the national securities exchange or the NASDAQ National Market System on which shares of the Company's Common Stock are then listed, quoted or admitted for trading no later than the date upon which the shares of Common Stock issuable upon exercise of this Warrant may lawfully be sold by Holder to the public either pursuant to a registration of such shares under the Act or Rule 144.

         (m) Notice of Expiration. The Company shall provide written notice to Holder of the expiration of this Warrant no less than thirty (30) days, and no more than sixty (60) days, prior to the Termination Date.

7. Termination. This Warrant shall terminate and no longer be exercisable from and after 5:00 p.m., Boston time, on the date that is five (5) years after the Original Issue Date first set forth above (the "Termination Date").

8.       Transfers, etc.

         (a) The Company will maintain a register containing the names and addresses of the Holders of this Warrant. The Holder may change its, his or her address as shown on the warrant register as the absolute owner hereof for all purposes.

         (b) Until any tranfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes.

9. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety, if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender or cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

10. Mailing of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to this Company in writing. All notices and other communications from the Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal executive offices or at such other address as the Company shall so notify the Holder.

11. No Rights as Stockholder. Until the exercise of this Warrant, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

12. Company Right to Repurchase. Notwithstanding anything to the contrary contained in this Agreement, subject to the terms and conditions set forth below, the Company shall have the right to repurchase all (but not less than all) of this Warrant (to the extent not previously exercised) for the Repurchase Price (defined below) at any time on or after the date on which all of the Repurchase Conditions (defined below) have been met. As used in this Section 12:
(a) "Repurchase Conditions" means (i) the Company, on or before 5:00 PM, Eastern time on June 30, 2000, shall have paid in full all amounts (including, without limitation, principal, accrued interest and other charges) owing, and otherwise fully performed all of its obligations, under the Loan Agreement and all instruments and other evidences of indebtedness issued thereunder, (ii) the average closing or last sale price of a share of the Company's Common Stock on the national securities exchange or NASDAQ National Market System on which shares of the

Company's Common Stock are then listed, quoted or admitted for trading over the twenty (20) trading days immediately prior to the date of the Company's Repurchase Notice (defined below) shall equal at least two hundred percent (200%) of the Purchase Price then in effect, (iii) the Company shall, no later than the date of the Repurchase Notice, have filed with the SEC and caused to become effective the Registration Statement (as defined in and in accordance with Section 13 below) and any and all state securities law registrations or qualifications pursuant to Section 13(b)(v) below, and shall have complied with the provisions of Section 13(b)(viii) below, and (iv) on and as of each of the date of the Repurchase Notice and the date of the Repurchase Closing, the Registration Statement and all state securities law registrations and qualifications shall be effective, the Registrable Shares (defined below) shall be listed or admitted for trading or quotation in accordance with Section 13(b)(viii) below, and there shall not, to the best knowledge of the Company, be any actual or threatened occurrence of an event described in Section 13(b)(ii)(B), (C) or (D) below, nor any actual, threatened or anticipated occurrence of an event that could result in a Blackout Period (defined below);
(b) "Repurchase Price" means (i) ten cents ($0.10) multiplied by (ii) the number of shares of Common Stock as to which this Warrant remains unexercised on and as of the date of the Repurchase Closing (defined below). Provided that the Repurchase Conditions have been met, the Company may exercise its right to repurchase this Warrant by delivering written notice thereof to Holder (the "Repurchase Notice"), which notice shall specify the Repurchase Price and a date, not less than thirty (30) days nor more than sixty (60) days after Holder's receipt of such notice, on which such repurchase shall be consummated (the "Repurchase Closing"); provided, that Holder may exercise this Warrant as to all or any portion of the Warrant Number at any time prior to the Repurchase Closing and the shares of Common Stock issued or issuable pursuant to such exercise shall not be subject to repurchase by the Company. At the Repurchase Closing, Holder shall surrender this Warrant, duly endorsed for transfer on the books of the Company, against receipt of the Repurchase Price in cash, by certified or bank check, or wire transfer of immediately available funds to the account designated by Holder. Notwithstanding anything to the contrary contained herein, the Company's right to repurchase this Warrant, and the Holder's obligation to consummate the Company's repurchase hereof, (x) shall be subject to the Company having exercised such right as to all warrants issued in connection with the Loan Agreement simultaneously, (y) shall apply only to the portion of this Warrant that is unexercised on and as of the date of the Repurchase Closing and not to any shares of Common Stock issued and outstanding to Holder or as to which Holder has exercised this Warrant prior to such date, and (z) shall terminate and be of no further force or effect upon the Company's execution of a letter of intent, memorandum of understanding or similar instrument with respect to, or earlier announcement of, a merger or consolidation of the Company with or into another person or entity or a sale, license or other transfer of all or substantially all of its assets or any transaction in which the holders of the Company's issued and outstanding voting equity securities immediately prior to such transaction hold less than a majority of the issued and outstanding voting equity securities immediately after such transaction.

13.      Registration.

         (a) Shelf Registration. In the event the Company determines to exercise its repurchase right as set forth in Section 12 above, the Company shall, no later than the date of the Repurchase Notice, have filed a registration statement (the "Registration Statement") on the appropriate form with the SEC covering the resale by Holder to the public of the shares of Common Stock issuable hereunder as to which Holder has not prior to such date exercised this Warrant (the "Registrable Shares") and shall have caused such Registration Statement to become effective on or before such date. The Registration Statement shall register the Registrable Shares for resale by Holder to the public on a delayed or continuous basis pursuant to Rule 415 under the Act. From and after the effective date of the Registration Statement, the Company shall use its best efforts to keep the Registration Statement continuously effective under the Act in order to permit the prospectus included therein to be lawfully delivered by Holder until the later of (x) the Termination Date, or (y) one (1) year after the date of the Repurchase Closing specified in the Repurchase Notice (the "Effectiveness Period"); provided, that, except as provided below with respect to any Blackout Period (defined below), the Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action or omits to take any action, the taking or omission of which would result in Holder not being able to offer and sell the Registrable Shares under the Registration Statement during that period, unless such action or omission is required by applicable law; provided, further, that the Company shall not be required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference in the event that, and for a period (a "Blackout Period") not to exceed, until the end of the Effectiveness Period, an aggregate of sixty
(60) days if (i) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, and
(ii)(A) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a pending material business transaction which has not yet been publicly disclosed.

         (b)   Registration Procedure.

         (i) The Company shall cause the Registration Statement and the related prospectus and any amendments or supplements thereto, as of the effective date of the Registration Statement, (subject to Section 13(a)above), at all times during the Effectiveness Period (i) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the SEC and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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


         (ii)  The Company shall give prompt written notice to Holder:

               (A) on the date(s) when the Registration Statement or any post-effective amendments thereto have become effective;

               (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose;

               (C) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (D) of the happening of any event that requires the Company to make changes in the Registration Statement or prospectus in order to make the statements therein not misleading;

               (E) of the commencement and termination of any Blackout Period, provided, that the Company agrees that "prompt written notice" of either such event shall be deemed to have been given only if the Company provides written notice to Holder of any actual, threatened or anticipated event or occurrence that to the best knowledge of the Company could result in the commencement or termination of a Blackout Period as soon as possible, consistent with the duties of the Company under applicable federal and state securities laws, after the Company first becomes aware of such actual, threatened or anticipated event or occurrence,; and

               (F) thirty (30) days prior to the end of the Effectiveness
Period.

         (iii) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

         (iv) Upon the occurrence of any event contemplated by clauses (ii)(D) or (E) of this Section 13(b) the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders of the Registrable Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Act.

         (v) The Company shall register or qualify the Registrable Shares under the securities or blue sky laws of such states of the United States as Holder reasonably requests and do any and all other acts or things necessary or advisable to enable such


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


exercise in such jurisdictions; provided, that the Company shall not be required to (A) qualify to do business in any jurisdiction where it is not then so qualified or (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (vi) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 13, other than underwriting discounts and commissions, if any and fees of Holder's professional advisors, if any).

         (vii) The Company shall deliver to the Holder, without charge, a reasonable number of copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all exhibits (including those, if any, incorporated by reference).

         (viii) The Company shall, no later than the date of the Repurchase Notice, cause all Registrable Shares covered by the Registration Statement to be listed or admitted for trading or quotation on each securities exchange and/or inter-dealer quotation system on which similar securities issued by the Company are then listed or admitted for trading or quotation, and at all times thereafter shall cause such listing or admission for trading or quotation to be maintained.

         (c)   Indemnification

         (i) The Company will indemnify Holder and each of its or his heirs, executors, administrators, representatives, officers, directors and partners, and each person controlling such Holder against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement and any post-effective amendment thereto and any prospectus or other document incident thereto and any registration or qualification materials filed under any applicable state securities or blue sky law, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Act, the Exchange Act, and the rules and regulations thereunder, or any state securities or blue sky law applicable to the Company or any rule or regulation promulgated any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Holder and each such other person within a reasonable amount of time after incurred for all reasonable legal and other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 13(c)(i) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by Holder r specifically for use therein.

         (ii) Holder will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of the Act, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement and any post-effective amendment thereto and any prospectus or other document incident thereto and any registration or qualification materials filed under any applicable state securities or blue sky law, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, and persons for all reasonable legal or other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 13(c)(ii) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Holder, (which consent shall not be unreasonably withheld or delayed); and provided further, that the total amount for which Holder shall be liable under this Section 13(c)(ii) shall not in any event exceed the aggregate proceeds received by Holder from the sale of Registrable Shares pursuant to such Registration Statement.

         (iii) Each party entitled to indemnification under this Section 13(c) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

14. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

15. Headings. The headings in this Warrant are purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. The validity, construction and performance of this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and performed entirely within such State, without reference to any choice of law principles of such State.


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         IN WITNESS WHEREOF, VIEW TECH, INC. has caused this COMMON STOCK
PURCHASE WARRANT to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers on and as of the date first above written.

                                                  VIEW TECH, INC.



                                                  By:
                                                     --------------------------
                                                     Its



Attest:
       -------------------------------



Acknowledged and agreed to by Holder:



----------------------------------------------
Holder name:  please print



----------------------------------------------
Holder signature







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


                                    EXHIBIT A

                                  PURCHASE FORM



To:


         The undersigned, pursuant to the provisions set forth in the attached COMMON STOCK PURCHASE WARRANT, hereby irrevocably elects either (a) to purchase ______ shares of Common Stock covered by such Warrant and herewith makes payment of $__________, representing the full purchase price for such shares at the Purchase Price per share provided for in such Warrant, or (b) to surrender _______________ number of shares of such Warrant in exchange for the number of shares of Common Stock determined pursuant to Subsection 2(c) thereof.




Dated:                                      By:
                                               ---------------------------------









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


                                    EXHIBIT B

                                 ASSIGNMENT FORM



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right to purchase common stock represented by this Warrant to the extent of ______________ shares, and does hereby irrevocably constitute and appoint _________________, attorney-in-fact to transfer the same on the books of the Company with power of substitution in the premises.



Dated:                                      By:____________________________








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